UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 20, 2014

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 20, 2014, Advanced Micro Devices, Inc. (“AMD”) entered into a supplemental indenture (the “First Supplemental Indenture”) to that certain indenture, dated as of November 30, 2009, by and between AMD and Wells Fargo, National Association, as trustee (the “Indenture”). The First Supplemental Indenture, among other things, amends the Indenture to reduce the notice period for redemptions from 30 days to 3 business days.

The foregoing description of the First Supplemental Indenture is qualified in its entirety by reference to the full text of the First Supplemental Indenture, which is attached as Exhibit 4.1 and incorporated by reference herein.

Item 8.01	Other Events.

Attached as Exhibit 99.1, and incorporated by reference herein, is a press release by AMD announcing (i) the initial settlement of 8.125% Senior Notes due 2017 (“8.125% Notes”) tendered at or prior to 12:00 midnight, New York City time, on June 19, 2014 and (ii) the results of the concurrent consent solicitation. Pursuant to the tender offer, $145,130,000 aggregate principal amount of 8.125% Notes were validly tendered, and after giving effect to the purchase of the tendered 8.125% Notes, $133,760,000 aggregate principal amount of 8.125% Notes remain outstanding as of June 20, 2014. The tender offer will expire at 12:00 midnight, New York City time, on July 3, 2014, unless extended or earlier terminated by AMD.

AMD utilized net proceeds (“Net Proceeds”) from its recent offering of its 7.00% Senior Notes due 2024 to purchase 8.125% Notes in this tender offer. AMD will use additional Net Proceeds to redeem all remaining outstanding 8.125% Notes. The redemption will occur on June 25, 2014. To the extent AMD has remaining Net Proceeds after this redemption of 8.125% Notes, AMD will use such remaining Net Proceeds to redeem, repurchase or otherwise retire other outstanding AMD debt. AMD expects that the impact of the offering and subsequent use of proceeds will be largely neutral in terms of aggregate outstanding debt. AMD also expects to incur, in the second quarter of 2014, a charge of approximately $50 million in connection with its purchase and redemption of 8.125% Notes. AMD may incur additional charges in connection with future redemptions, repurchases and retirement of AMD’s outstanding debt.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect current expectations and projections about future events, including AMD’s expectations about the impact of its offering of its 7.00 Senior Notes due 2024, AMD’s expected charges in connection with its purchase and redemption of 8.125% Notes and any additional charges in connection with future redemptions, repurchases and retirement of AMD’s outstanding debt, thus involve uncertainty and risk. It is possible that future events may differ from expectations due to a variety of risks and other factors such as those described in AMD’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 29, 2014, as filed with the U.S. Securities and Exchange Commission. It is not possible to foresee or identify all such factors. Any forward-looking statements in this Current

Report on Form 8-K are based on certain assumptions and analyses made in light of AMD’s experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. AMD does not intend to update any particular forward-looking statements contained in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture to the Indenture governing the 8.125% Notes, between Advanced Micro Devices, Inc. and Wells Fargo, National Association, as Trustee, dated June 20, 2014.

99.1	Press release dated June 23, 2014 regarding the initial settlement of the 8.125% Notes tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2014	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry A. Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture to the Indenture governing the 8.125% Notes, between Advanced Micro Devices, Inc. and Wells Fargo, National Association, as Trustee, dated June 20, 2014.

99.1	Press release dated June 23, 2014 regarding the initial settlement of the 8.125% Notes tender offer.